UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2015

VGRAB COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA, CANADA	000-54800	99-0364150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#810 - 789 West Pender Street Vancouver, BC		V6C 1H2
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(604) 722-0041

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 26, 2015, the board of directors of VGrab Communications Inc. (the “Company”) unanimously resolved to appoint Mr. Ramsom Koay as the Company’s Vice President of Marketing.

Mr. Koay brings with him a wealth of experience and knowledge in public relations, marketing, strategy, geographical targeting within Canada, USA, South America, and South East Asia. His recent positions included Marketing Director with VR World, an online digest devoted to news and analysis of the technology industry,  Business Development & Marketing with Patriot Memory LLC, a company that manufactures and markets high performance, enthusiast memory modules, flash memory, and mobile accessory products. Mr. Koay received his BBA degree in Marketing and Management from the Northwood University, Midland, Michigan in December 2003.

There is no family relationship among the directors or officers of the Company. There are currently no compensation arrangements with Mr. Koay. During the last two years, there have been no transactions or proposed transactions that the Company was or is a party to in which Mr. Koay has a direct or indirect material interest.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

Exhibit Number	Description of Exhibit
99.1	News Release dated October 27, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VGRAB COMMUNICATIONS INC.

Date: October 29, 2015
By: /s/ Jacek P. Skurtys
Jacek (Jack) P. Skurtys
Chief Executive Officer, Chief Financial Officer
and President

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